MORGAN & COMPANY
                                                           Chartered Accountants







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in the Registration Statement on Form SB-2 of Stonechurch, Inc. of our report, dated November 1, 2004, relating to the balance sheet of Stonechurch, Inc. as of August 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from September 19, 2003 (date of inception) to August 31, 2004.

We also consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.




Vancouver, Canada                                      "Morgan & Company"

May 27, 2005                                          Chartered Accountants




Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              ACPA         Suite 1488-700 West Georgia Street
www.morgan-cas.com           International               Vancouver, B.C. V7Y 1A1